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                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of M.D.C. Holdings, Inc. of our report dated June 15, 1998 appearing on page 1 of the Financial Statements of the M.D.C. Holdings, Inc. 401(k) Savings Plan for the year ended December 31, 1997 included in this Form 11-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Hartford, Connecticut
June 23, 1998